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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of iVillage Inc., of our report dated June 14, 1999 except for note 10, as to which the date is July 13, 1999, on our audits of the financial statements of Lamaze Publishing Company, Inc. as of and for the years ended December 31, 1998 and 1997.


/s/ PricewaterhouseCoopers LLP

New York, New York
November 3, 1999


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